UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20429


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  April 1, 2005 (March 31, 2005)


                       INTELIDATA TECHNOLOGIES CORPORATION
               (Exact name of Registrant as specified in charter)


       Delaware                    000-21685                  54-1820617
(State or other jurisdiction      (Commission file           (IRS employer
      of incorporation)              number)                identification no.)



11600 Sunrise Valley Drive, Suite 100, Reston, Virginia              20191
(Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code                (703) 259-3000

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                Section 1 -- Registrant's Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement.

     (a)   Agreement and Plan of Merger

         On March 31, 2005, InteliData Technologies Corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger, dated as of March 31, 2005 (the "Merger Agreement"), among the Company, Corillian Corporation ("Corillian") and Wizard Acquisition Corporation, a wholly owned subsidiary of Corillian (the "Merger Sub"), pursuant to which the Company will be merged with and into the Merger Sub (the "Merger"), with the Merger Sub being the surviving company in the Merger as a wholly owned subsidiary of Corillian.

         Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company's common stock, par value $0.001 per share ("Company Stock"), will be converted into the right to receive 0.0954 of a share of Corillian's common stock, without par value, and $0.0832 in cash without interest (the "Cash Consideration"), subject to adjustment.

         It is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes and that the Company's stockholders should not be subject to U.S. federal income tax, except to the extent of the Cash Consideration received.

         The Company and Corillian have made customary representations, warranties and covenants in the Merger Agreement. In particular, the Company covenants (1) subject to certain exceptions, not to (A) solicit, initiate, encourage or otherwise facilitate any inquiry, offer, proposal or announcement that constitutes, or could be reasonably expected to lead to, an alternative business combination transaction; (B) enter into any agreement or letter of intent regarding, approve, endorse or recommend, an alternative business combination transaction; or (C) participate or engage in or encourage in any way negotiations or discussions concerning, or provide any non-public information to, any person relating to, an alternative business combination transaction, or which may reasonably be expected to lead to an alternative business combination transaction; (2) to cause a meeting of the Company's stockholders to be held to consider approval and adoption of the Merger Agreement; and (3) subject to certain exceptions, for its Board of Directors to recommend unanimously approval and adoption of the Merger Agreement by the Company's stockholders and to submit the Merger Agreement for approval and adoption by the Company's stockholders even if the Company's Board of Directors determines that the Merger Agreement is no longer advisable or recommends that the Company's stockholders reject it.

         Consummation of the Merger is subject to a number of customary conditions, including, among others, approval of the Merger Agreement by the holders of a majority of the outstanding shares of Company Stock, the absence of any legal impediment to the Merger, the receipt of all
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other necessary consents and approvals, and the absence of any material adverse change in the Company's business.

         The Merger Agreement contains termination rights for both the Company and Corillian, and further provides that upon the termination of the Merger Agreement under certain conditions, the Company will be obligated to pay Corillian a termination fee of $1.4 million.

         The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     (b)    Agreements to Facilitate Merger

         In connection with the Merger, concurrently with the execution and delivery of the Merger Agreement and as a condition to Corillian's willingness to enter into the Merger Agreement, Corillian has entered into an Agreement to Facilitate Merger (the "Voting Agreement"), with each of the Company's directors and officers, pursuant to which each such director and officer has agreed to vote the shares of Company Stock beneficially owned by such director or officer in favor of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger. In addition, each such director and officer has agreed to vote against any proposal (other than the Merger Agreement) that could reasonably be expected to (1) result in any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Certificate of Incorporation or Bylaws if the effect of such amendment could reasonably be expected to materially impair the consummation of the Merger; (2) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; (3) impair in any material respect the Company's ability to perform its obligations under the Merger Agreement; or (4) otherwise prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement. The Voting Agreement will terminate upon the termination of the Merger Agreement.

         A form of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     (c)   Amendment No. 2 to Rights Agreement

         In connection with its approval and adoption of the Merger and the Merger Agreement, the Company's Board of Directors approved Amendment No. 2 ("Amendment No. 2") to the Rights Agreement, dated as of January 21, 1998, as amended by Amendment No. 1 thereto, dated as of May 24, 2000 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent. In general, Amendment No. 2 renders the provisions of the Rights Agreement inapplicable to the Merger by exempting Corillian and Merger Sub from the definition of "Acquiring Person" as a result of the execution, delivery and performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement and provides that the Rights Agreement will terminate immediately prior to the effective time of the Merger.
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                       Section 2 -- Financial Information

Item 2.02.  Results of Operations and Financial Condition.

         On March 31, 2005, the Company issued a press release reporting its earnings for the three months and twelve months ended December 31, 2004. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

         In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

      Section 4 -- Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

         In connection with the Company's assessment of the effectiveness of its internal control over financial reporting, management concluded, based on Public Company Accounting Oversight Board Auditing Standard No. 2, that the following material weaknesses exist as of December 31, 2004:

     o insufficient controls over the determination and application of generally accepted accounting principles with respect to the accounting for lease transactions and warrants issued to purchase the Company's common stock;

     o insufficient personnel resources and technical accounting expertise within the accounting function to resolve non-routine or complex accounting matters; and

     o insufficient controls over and review of the quarterly and year-end financial statements close and reporting process.

         These material weaknesses affected several of the Company's financial statement accounts. On March 29, 2005, the Audit Committee of the Company's Board of Directors met with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, to discuss these matters. Following this discussion, the Audit Committee concluded that the Company's consolidated financial statements for the years ended December 31, 2003, 2002, 2001, and 2000, and for each of the quarterly periods within these years should no longer be relied upon because of errors in such consolidated financial statements. The Audit Committee further determined that the Company's consolidated financial statements for the years ended December 31, 2003 and 2002 required restatements to correct errors related to a lease restructuring, deferred rent liabilities, lease purchase accounting, warrant to issue Company Stock and an income tax contingency. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange

Commission on the date hereof, gives effect to these restatements.
For more information, see Notes 2(n) and 14 to the consolidated financial statements and Item 6 - Selected Financial Data contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

                            Section 8 -- Other Events

Item 8.01.     Other Events.

         On March 31, 2005, the Company and Corillian issued a joint press release announcing, among other things, the execution of the Merger Agreement.

         A copy of the press release jointly issued by the Company and Corillian on March 31, 2005 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

                 Section 9 -- Financial Statements and Exhibits

Item 9.01.  Financial Statement and Exhibits.

         (c)      Exhibits.

               2.1  Agreement  and Plan of Merger,  dated as of March 31,  2005,
                    among   InteliData   Technologies   Corporation,   Corillian
                    Corporation and Wizard Acquisition Corporation.

               10.1 Form of Agreement to Facilitate Merger.

               99.1 Press  release,  dated March 31, 2005,  issued by InteliData
                    Technologies Corporation.

               99.2 Press  release,  dated  March 31,  2005,  jointly  issued by
                    InteliData    Technologies    Corporation    and   Corillian
                    Corporation.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 1, 2005

                                INTELIDATA TECHNOLOGIES CORPORATION


                                By:       /s/ Monique L. Marcus
                                          ----------------------
                                Name:     Monique L. Marcus
                                Title:    Vice President, Finance and Treasurer

                                  EXHIBIT INDEX

Exhibit Number                      Exhibit

         2.1 Agreement and Plan of Merger, dated as of March 31, 2005, among InteliData Technologies Corporation, Corillian Corporation and Wizard Acquisition
                  Corporation.

         10.1     Form of Agreement to Facilitate Merger.

         99.1 Press release, dated March 31, 2005, issued by InteliData Technologies Corporation.

         99.2 Press release, dated March 31, 2005, jointly issued by InteliData Technologies Corporation and Corillian Corporation.





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